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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 29, 2003

                           CENTURY PROPERTIES FUND XIX
             (Exact name of registrant as specified in its charter)


          California                 0-11935                 94-2887133
 (State or other jurisdiction      (Commission            (I.R.S. Employer
      of incorporation)           File Number)         Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)

                                 (864) 239-1000
                         (Registrant's telephone number)



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Item 5.  Other Events and Required FD Disclosure.

On September 2, 2003, the Registrant began soliciting the consent of its limited partners to an amendment (the "Amendment") to the Amended and Restated Limited Partnership Agreement of the Registrant to extend the term of the Registrant from December 31, 2007 to December 31, 2024. The consent of limited partners who own more than 50% of all outstanding limited partnership units in the Registrant ("units") was required to approve the Amendment.

At midnight, New York City time, on September 22, 2003, the consent solicitation expired pursuant to its terms. Limited partners owning a majority of the units consented to the Amendment.

On September 29, 2003, the general partner of the Registrant executed the Amendment, which is attached as Exhibit 3.5, as the general partner and on behalf of the limited partners and made the requisite filings with the Secretary of State of California.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

The following exhibit is filed with this report:

3.5 Amendment to the Amended and Restated Limited Partnership Agreement, dated September 29, 2003.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CENTURY PROPERTIES FUND XIX

                                   By: Fox Partners II
                                   General Partner

                                       By:/s/ PATRICK J. FOYE
                                          ----------------------------
                                       Patrick J. Foye
                                       Executive Vice President

                                   Date:  October 3, 2003